Exhibit 99.1
PCTEL Posts $13.4 Million in Second Quarter Revenue from Continuing Operations
Bloomingdale, IL July 23, 2009 — PCTEL, Inc. (NASDAQ: PCTI), a leader in propagation and optimization solutions for the wireless industry, announced results for the second quarter ended June 30, 2009.
Second Quarter Financial Highlights — Continuing Operations
•	$13.4 million in revenue from continuing operations for the quarter, a decrease of 34% over the same period last year.

•	GAAP Gross Profit Margin from continuing operations of 45%, as compared to 48% for the same period last year.

•	Non-GAAP Gross Profit Margin of 46%, as compared to 48% for the same period last year.

•	GAAP Operating Margin from continuing operations of negative (16) % as compared to 4% in the same period last year.

•	Non-GAAP Operating Margin from continuing operations of 2% versus 14% in the same period last year. The Company’s reporting of non-GAAP operating margin excludes expenses for restructuring, gain or loss on sale of assets, stock based compensation, amortization and impairment of intangible assets and goodwill related to the Company’s acquisitions.

•	GAAP net loss from continuing operations of $(1.6) million for the quarter, or $(0.09) per share, compared to a net income of $530,000, or $0.03 per diluted share for the same period in 2008.

•	Non-GAAP net income from continuing operations of $414,000 for the quarter, or $0.02 per diluted share compared to $3.0 million of net income, or $0.15 per diluted share, for the same period in 2008. The Company’s reporting of non-GAAP net income excludes expenses for restructuring, gain or loss on sale of assets, stock based compensation, amortization and impairment of intangible assets and goodwill related to the Company’s acquisitions, and non-cash related income tax expense.

•	$79 million of cash, short term investments, and long term investments at June 30, 2009, an increase of $2 million during the quarter. The Company repurchased approximately 100,000 shares of its common stock during the second quarter at an average price of $5.01. The company has approximately $4.4 million remaining under previously authorized share repurchase programs.

“PCTEL is establishing momentum in key vertical markets for the company’s antenna products and preparing for the rollout of LTE and WiMAX, while continuing to align its costs with the reality of a global economic recession,” said Marty Singer, PCTEL’s Chairman and CEO. “We were pleased that we generated a non-GAAP net profit given the challenging revenue environment and anticipate that our business development efforts will result in stronger revenue performance as we move forward and the economy begins to recover.”
The Company completed the sale of its Mobility Solutions Group (MSG) in January, 2008. The Company’s financial statements reflect MSG as a discontinued operation.
CONFERENCE CALL / WEBCAST
PCTEL’s management team will discuss the Company’s results today at 6:00 PM ET. The call can be accessed by dialing (877) 693-6682 (U.S. / Canada) or (706) 679-6397 (International), conference ID: 18125370. The call will also be webcast at http://investor.pctel.com/events.cfm.
REPLAY: A replay will be available until August 6 on either the website listed above or by calling (800) 642-1687 (U.S./Canada), or International (706) 645-9291, conference ID: 18125370
About PCTEL
PCTEL, Inc. (NASDAQ: PCTI), is a global leader in propagation and optimization solutions for the wireless industry. The company designs and develops software-based radios for wireless network optimization and develops and distributes innovative antenna solutions. The company’s SeeGull® scanning receivers, receiver-based products and CLARIFY® interference management solutions are used to measure, monitor and optimize cellular networks. PCTEL’s MAXRAD® Bluewave™ and Wi-Sys™ antenna solutions address public safety, military, and government applications; SCADA, Health Care, Energy, Smart Grid, and Agricultural applications; Indoor Wireless, Wireless Backhaul, and Cellular applications. Its portfolio includes a broad range of WiMAX antennas, WiFi antennas, Land Mobile Radio antennas, and GPS antennas that serve innovative applications in telemetry, RFID, in-building, fleet management, and mesh networks. PCTEL provides parabolic antennas, ruggedized antennas, yagi antennas, and other high performance antennas for many applications. PCTEL’s products are sold worldwide through direct and indirect channels. For more information, please visit the company’s web sites www.pctel.com, www.antenna.com, www.antenna.pctel.com, or www.rfsolutions.pctel.com.
PCTEL Safe Harbor Statement
This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements regarding PCTEL’s momentum and opportunities for growth in the future is a forward-looking statement within the meaning of the safe harbor. These statements are based on management’s current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties, including the ability to successfully grow the wireless products business and the ability to implement new technologies and obtain protection for the related intellectual property. These and other risks and uncertainties are detailed in PCTEL’s Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.

For further information contact:

John Schoen	Jack Seller	Mary McGowan
CFO	Public Relations	Investor Relations
PCTEL, Inc.	PCTEL, Inc.	Summit IR Group
(630) 372-6800	(630)372-6800	(408) 404-5401

	Jack.seller@pctel.com	mary@summitirgroup.com

PCTEL Inc.
Condensed Consolidated Balance Sheets
(unaudited, in thousands except per share amounts)

	June 30,	December 31,
	2009	2008
ASSETS
Cash and cash equivalents	$40,189	$44,766
Short-term investment securities	27,768	17,835
Accounts receivable, net of allowance for doubtful accounts of $123 and $121 at June 30, 2009 and December 31, 2008, respectively	9,777	14,047
Inventories, net	9,314	10,351
Deferred tax assets, net	1,148	1,148
Prepaid expenses and other assets	2,716	2,575

Total current assets	90,912	90,722

Property and equipment, net	12,228	12,825
Long-term investment securities	11,492	15,258
Goodwill	—	384
Other intangible assets, net	4,919	5,240
Deferred tax assets, net	9,953	10,151
Other noncurrent assets	795	926

TOTAL ASSETS	$130,299	$135,506

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$1,378	$2,478
Accrued liabilities	4,123	6,198

Total current liabilities	5,501	8,676

Long-term liabilities	1,597	1,512

Total liabilities	7,098	10,188

Stockholders’ equity:
Common stock, $0.001 par value, 100,000,000 shares authorized, 18,761,052 and 18,236,236 shares issued and outstanding at June 30, 2009 and December 31, 2008, respectively	19	18
Additional paid-in capital	138,580	137,930
Accumulated deficit	(15,720)	(12,639)
Accumulated other comprehensive income	322	9

Total stockholders’ equity	123,201	125,318

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$130,299	$135,506

PCTEL, Inc.
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share information)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
CONTINUING OPERATIONS
REVENUES	$13,368	$20,274	$27,507	$38,574
COST OF REVENUES	7,310	10,566	14,778	20,099

GROSS PROFIT	6,058	9,708	12,729	18,475

OPERATING EXPENSES:
Research and development	2,649	2,609	5,337	4,795
Sales and marketing	1,914	2,874	3,996	5,637
General and administrative	2,543	2,981	5,076	5,753
Amortization of other intangible assets	553	552	1,106	992
Restructuring charges	340	(13)	493	364
Impairment of goodwill	—	—	1,262	—
Loss on sale of product lines and related note receivable	454	—	454	—
Gain on sale of assets and related royalties	(200)	(200)	(400)	(400)

Total operating expenses	8,253	8,803	17,324	17,141

OPERATING INCOME (LOSS) FROM CONTINUING OPERATIONS	(2,195)	905	(4,595)	1,334
Other income, net	201	652	366	1,437

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND DISCONTINUED OPERATIONS	(1,994)	1,557	(4,229)	2,771
Provision (benefit) for income taxes	(425)	1,027	(1,148)	1,764

NET INCOME (LOSS) FROM CONTINUING OPERATIONS	(1,569)	530	(3,081)	1,007

DISCONTINUED OPERATIONS
NET INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX PROVISION	—	187	—	36,868

NET INCOME (LOSS)	($1,569)	$717	($3,081)	$37,875

Basic Earnings per Share:
Income (Loss) from Continuing Operations	($0.09)	$0.03	($0.18)	$0.05
Income from Discontinued Operations	$0.00	$0.01	$0.00	$1.87
Net Income (Loss)	($0.09)	$0.04	($0.18)	$1.92

Diluted Earnings per Share:
Income (Loss) from Continuing Operations	($0.09)	$0.03	($0.18)	$0.05
Income from Discontinued Operations	$0.00	$0.01	$0.00	$1.86
Net Income (Loss)	($0.09)	$0.04	($0.18)	$1.91

Weighted average shares — Basic	17,616	19,089	17,583	19,762
Weighted average shares — Diluted	17,616	19,413	17,583	19,862

Reconciliation GAAP To non-GAAP Results Of Operations
(unaudited, in thousands except per share information)
Reconciliation of GAAP operating income from continuing operations to non-GAAP operating income from continuing operations (a)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

Operating Income (Loss) from Continuing Operations	($2,195)	$905	($4,595)	$1,334

(a) Add:
Amortization of intangible assets	553	552	1,106	992
Restructuring charges	340	(13)	493	364
Impairment of goodwill	—	—	1,262	—
Loss on sale of product lines and related note receivable	454	—	454	—
Stock Compensation:
-Cost of Goods Sold	75	124	187	216
-Engineering	205	148	344	302
-Sales & Marketing	149	237	287	392
-General & Administrative	719	904	1,149	1,652

	2,495	1,952	5,282	3,918

Non-GAAP Operating Income	$300	$2,857	$687	$5,252

% of revenue	2.2%	14.1%	2.5%	13.6%
Reconciliation of GAAP net income from continuing operations to non-GAAP net income from continuing operations (b)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

Net Income (Loss) from Continuing Operations	($1,569)	$530	($3,081)	$1,007

Add:
(a) Non-GAAP adjustment to operating income (loss)	2,495	1,952	5,282	3,918
(b) Income Taxes	(512)	492	(1,334)	714

	1,983	2,444	3,948	4,632

Non-GAAP Net Income	$414	$2,974	$867	$5,639

Basic Earnings per Share:
Income from Continuing Operations	$0.02	$0.16	$0.05	$0.29

Diluted Earnings per Share:
Income from Continuing Operations	$0.02	$0.15	$0.05	$0.28

Weighted average shares — Basic	17,616	19,089	17,583	19,762
Weighted average shares — Diluted	17,616	19,413	17,764	19,862
This schedule reconciles the company’s GAAP operating income and GAAP net income from continuing operations to its non-GAAP operating income and non-GAAP net income from continuing operations. The company believes that presentation of this schedule provides meaningful supplemental information to both management and investors that is indicative of the company’s core operating results and facilitates comparison of operating results across reporting periods. The company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes. These non-GAAP measures should not be viewed as a substitute for the company’s GAAP results.

(a)	These adjustments reflect stock based compensation expense, amortization of intangible assets, restructuring charges and impairment charges

(b)	These adjustments include the items described in footnote (a) as well as the non-cash income tax expense